Exhibit 99.1

PRESS RELEASE

For release:	May 8, 2017

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports First Quarter 2017 Financial Results.

George Town, Cayman Islands (May 8, 2017) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the three months ended March 31, 2017 of $12.3 million or $0.70 per share, and operating income of $11.8 million or $0.67 per share. As of March 31st, book value per share was $46.44, an increase of 2.3% compared to book value per share of $45.42 at December 31, 2016.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended March 31,
	2017	2016

Gross Premiums Written	$123.8	$141.4
Net Premiums Written	$111.5	$116.9

Net income	$12.3	$7.1
Net income per share	$0.70	$0.41

Operating income	$11.8	$12.0
Operating income per share	$0.67	$0.69

Combined ratio analysis:
Loss ratio	55.3	53.3
Expense ratio	41.1	42.8

Combined ratio	96.4	96.1

	As of March 31,	As of December 31,
	2017	2016

Book value per share	$46.44	$45.42
Shareholders’ equity	$815.2	$798.0
Cash and invested assets(1)	$1,621.8	$1,498.1

(1)	Including receivable/(payable) for securities sold/(purchased)

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to the Global Indemnity as of the date hereof. The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Three Months Ended March 31, 2017 and 2016

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended March 31,
	2017	2016
Loss Ratio:
Current Accident Year
Excluding Catastrophes	49.5	49.2
Catastrophes	14.8	9.5

Current Accident Year	64.3	58.7
Changes to Prior Accident Year	(9.0)	(5.4)

Loss Ratio – Calendar Year	55.3	53.3
Expense Ratio	41.1	42.8

Combined Ratio	96.4	96.1

For the three months ended March 31st, the calendar year loss ratio increased by 2.0 points to 55.3 in 2017 from 53.3 in 2016 and the expense ratio improved by 1.7 points.

For the three months ended March 31, 2017, the current accident year loss ratio increased by 5.6 points in 2017 to 64.3 compared to 58.7 for the same period in 2016.

•	The current accident year property loss ratio increased by 7.7 points to 64.8 in 2017 from 57.1 in 2016 primarily due to higher losses in the agriculture reserve category from convective storms within the Personal Lines Operations in 2017 partially offset by lower claims frequency and severity within the Commercial Lines Operations in 2017.

•	The current accident year casualty loss ratio improved by 0.7 points to 62.9 in 2017 from 63.6 in 2016 primarily due to a decrease in reported claims frequency in 2017.

Calendar year results for the three months ended March 31, 2017 include a 9.0 point reduction in the loss ratio related to prior accident years. This was primarily driven by lower than expected claims severity experienced in Commercial Lines across multiple prior accident years and lower than expected case incurred emergence experienced in Personal Lines, as well as a reduction related to the Company’s property treaties within the Reinsurance Operations.

For the three months ended March 31st, the expense ratio improved from 42.8 in 2016 to 41.1 in 2017.

The improvement in the expense ratio is primarily due to a reduction in compensation cost and lower acquisition costs.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment

	Three Months Ended March 31,
	Gross Premiums Written		Net Premiums Written
	2017	2016	2017	2016
Commercial Lines Operations	$45,911	$48,480	$41,115	$42,966
Personal Lines Operations	$62,017	$80,151	$54,583	$61,171
Reinsurance Operations	$15,823	$12,735	$15,808	$12,735

Total	$123,751	$141,366	$111,506	$116,872

Commercial Lines Operations: For the three months ended March 31, 2017, gross premiums written and net premiums written both decreased 5.3% and 4.3%, respectively, compared to the same period in 2016. The reduction in gross premiums and net premiums written was primarily due to the discontinuance of one unprofitable program.

Personal Lines Operations: Gross premiums written include business written by American Reliable that is ceded to insurance entities owned by Assurant under a 100% quota share reinsurance agreement in the amount of $1.1 million and $13.4 million for the three months ended March 31, 2017 and 2016, respectively. Excluding the business that is ceded 100% to insurance entities owned by Assurant, gross premiums written decreased by 8.6% for the three months ended March 31, 2017 as compared to 2016. The decrease in gross and net written premiums was primarily due to a targeted reduction of catastrophe exposed business. For the three months ended March 31, 2017, gross premiums written, including business that is ceded to insurance entities owned by Assurant, decreased 22.6% and net premiums written decreased 10.8% compared to the same period in 2016.

Reinsurance Operations: For the three months ended March 31, 2017, gross premiums written and net premiums written increased 24.2% and 24.1%, respectively, as compared to the same period in 2016. This increase in gross and net premiums written is mainly due to a new treaty written in the fourth quarter of 2016 partially offset by a slight reduction in property writings.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2017	2016

Gross premiums written	$123,751	$141,366

Net premiums written	$111,506	$116,872

Net premiums earned	$113,126	$121,636
Net investment income	8,644	9,746
Net realized investment gains (losses)	775	(7,493)
Other income	1,368	956

Total revenues	123,913	124,845

Net losses and loss adjustment expenses	62,561	64,784
Acquisition costs and other underwriting expenses	46,551	52,090
Corporate and other operating expenses	3,054	3,803
Interest expense	2,467	2,215

Income before income taxes	9,280	1,953
Income tax benefit	(3,002)	(5,172)

Net income	$12,282	$7,125

Weighted average shares outstanding–basic	17,316	17,224

Weighted average shares outstanding–diluted	17,646	17,444

Net income per share – basic	$0.71	$0.41

Net income per share – diluted	$0.70	$0.41

Combined ratio analysis: (1)
Loss ratio	55.3	53.3
Expense ratio	41.1	42.8

Combined ratio	96.4	96.1

(1)	The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2017	December 31, 2016
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2017 - $1,309,245 and 2016 - $1,241,339)	$1,309,753	$1,240,031
Equity securities:
Available for sale, at fair value (cost: 2017 - $122,559 and 2016 - $119,515)	128,705	120,557
Other invested assets	64,213	66,121

Total investments	1,502,671	1,426,709

Cash and cash equivalents	127,543	75,110
Premiums receivable, net	80,727	92,094
Reinsurance receivables, net	106,432	143,774
Funds held by ceding insurers	31,862	13,114
Deferred federal income taxes	41,989	40,957
Deferred acquisition costs	58,090	57,901
Intangible assets	22,946	23,079
Goodwill	6,521	6,521
Prepaid reinsurance premiums	33,108	42,583
Other assets	60,496	51,104

Total assets	$2,072,385	$1,972,946

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$622,088	$651,042
Unearned premiums	275,884	286,984
Ceded balances payable	7,550	14,675
Payables for securities purchased	8,387	3,717
Contingent commissions	3,553	9,454
Debt	296,454	163,143
Federal income taxes payable	220	219
Other liabilities	43,082	45,761

Total liabilities	1,257,218	1,174,995

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued:13,449,721 and 13,436,548 respectively; A ordinary shares outstanding: 13,420,756 and 13,436,548, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital	431,404	430,283
Accumulated other comprehensive income, net of taxes	4,332	(618)
Retained earnings	380,566	368,284
A ordinary shares in treasury, at cost: 28,965 and 0 shares, respectively	(1,137)	—

Total shareholders’ equity	815,167	797,951

Total liabilities and shareholders’ equity	$2,072,385	$1,972,946

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2017	December 31, 2016

Fixed maturities	$1,309.8	$1,240.0
Cash and cash equivalents	127.5	75.1

Total bonds and cash and cash equivalents	1,437.3	1,315.1
Equities and other invested assets	192.9	186.7

Total cash and invested assets, gross	1,630.2	1,501.8
Payable for securities purchased	(8.4)	(3.7)

Total cash and invested assets, net	$1,621.8	$1,498.1

(Unaudited) Three Months Ended March 31, 2017 (a)

Net investment income	$8.6

Net realized investment gains	0.8
Net change in unrealized investment gains	7.0

Net realized and unrealized investment returns	7.8

Total investment return	$16.4

Average total cash and invested assets (b)	$1,560.0

Total investment return % annualized	4.2%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of payable/receivable for securities.

GLOBAL INDEMNITY LIMITED

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2017	2016

Operating income	$11,764	$11,991
Adjustments:
Net realized investment gains/(losses), net of tax	518	(4,866)

Net income	$12,282	$7,125

Weighted average shares outstanding – basic	17,316	17,224

Weighted average shares outstanding – diluted	17,646	17,444

Operating income per share – basic	$0.68	$0.70

Operating income per share – diluted	$0.67	$0.69

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.